[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

August 23, 2007

Willkie Farr & Gallagher LLP
1875 K Street, NW
Washington, DC 20006
          Re: The Cushing MLP Total Return Fund
Ladies and Gentlemen:
          We have acted as special Delaware counsel to The Cushing MLP Total Return Fund, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the formation of the Trust. You have requested our opinion as to certain matters of Delaware law relating to the issuance of common shares of beneficial interest, $0.001 par value per share, in the Trust pursuant to and as described in the Registration Statement No. 333-143305 under the Securities Act of 1933 and No. 811-22072 under the Investment Company Act of 1940 filed with the Securities and Exchange Commission (the “Commission”) on May 25, 2007, as amended by Pre-Effective Amendment No. 1 thereto as filed with the Commission on July 3, 2007, as amended by Pre-Effective Amendment No. 2 thereto as filed with the Commission on July 20, 2007 and as amended by Pre-Effective Amendment No. 3 thereto being filed with the Commission on August 23, 2007 (such registration statement as so amended being herein referred to as the “Registration Statement” and the shares registered thereunder and issued in connection therewith being herein referred to as the “Shares”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of July 16, 2007 (the “Governing Instrument”).
          In rendering this opinion, we have examined and relied on copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on May 23, 2007 (the “Certificate”); the Declaration of Trust of the Trust dated as of May 23, 2007 (the “Original Governing Instrument”); the Governing Instrument; the resolutions adopted pursuant to Action by Written Consent of Sole Trustee dated May 23, 2007 (the “May Consent); the resolutions adopted pursuant to Action by Written Consent of Sole Trustee dated July 16, 2007 (the “July Consent”); the resolutions of the Board of Trustees prepared for adoption at the meeting by the board held on July 16, 2007 (the “July Resolutions”); the resolutions of the Board of Trustees

Willkie Farr & Gallagher LLP
August 23, 2007

prepared for adoption at the meeting by the board held on August 16, 2007 (the “August Resolutions” and, together with the May Consent, the July Consent and the July Resolutions, the “Resolutions”); the Registration Statement (including the prospectus forming a part thereto); the By-laws of the Trust adopted July 16, 2007; the Amended and Restated By-laws of the Trust adopted August 16, 2007 (the “By-laws” and, together with the Governing Instrument, the Resolutions and the Registration Statement (including the prospectus), the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due authorization, adoption, execution and delivery, as applicable, by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents (including the due adoption by the sole Trustee or Trustees, as applicable, of the Resolutions), and of all documents contemplated by either the Governing Documents or any applicable resolutions of the Trustees to be executed by investors desiring to become Shareholders; (ii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (iii) that the required consideration for the Shares has been paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and that the Shares are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (v) that no event has occurred subsequent to the filing of the Certificate that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (vi) that the Trust became or will become, in each case prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940; and (vi) that each of the documents examined by us is in full force and effect and has not been modified, supplemented or otherwise amended, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to, and we assume no responsibility for, any offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.
          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

Willkie Farr & Gallagher LLP
August 23, 2007

          1. The Trust has been duly formed and is validly existing in good standing as a statutory trust under the laws of the State of Delaware.
          2. The Shares, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.
          With respect to the opinion expressed in paragraph 2 above, we note that, pursuant to Section 2 of Article VIII of the Governing Instrument, the Trustees have the power to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.
          We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Trust’s Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as provided in this paragraph, the opinions set forth above are expressed solely for the benefit of the addressee hereof and may not be relied on by any other person or entity, or for any other purpose, without our prior written consent; provided, however, that we understand that the addressee hereof wishes to rely on the opinions set forth herein as to certain matters of Delaware law in connection with its opinion to the Trust dated the date hereof and filed as an exhibit to the Registration Statement, and we hereby consent to such reliance. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and on our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Louis G. Hering
Louis G. Hering